Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this form S-8 Registration Statement under the Securities Act of 1933 of Norman Cay Development, Inc. (the “Company”) dated May 23, 2012, of our report dated August 9, 2011, related to the Company’s financial statements appearing in the Form 10-K for the year ended April 30, 2011 and the period from April 29, 2010 (inception) to April 30, 2011.

/s/ M&K CPAS, PLLC

Houston, Texas

May 23, 2012